Exhibit 32.1

	         CERTIFICATION OF FINANCIAL STATEMENTS

   Pursuant to 18 U.S.C. 63 1350, the President/Chief Executive Officer of Art's-Way Manufacturing Co., Inc. (the "Company"), hereby certify that this Form 10-K and the financial statements thereto fully comply with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.


By: /s/ John C. Breitung

Name:   John C. Breitung
President and Chief Executive Officer

Date   2/23/04